EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-216321 and 333-219090) of Peoples Financial Service Corp. and Subsidiaries of our report dated March 16, 2020, relating to the consolidated financial statements and the effectiveness of Peoples Financial Services Corp. and Subsidiaries’ internal control over financial reporting, which appears in this annual report on Form 10-K for the year ended December 31, 2019.

/s/ Baker Tilly Virchow Krause, LLP
Wilkes-Barre, Pennsylvania March 16, 2020